UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/27/2005

First Data Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices, Including Zip Code)

(303) 967-8000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 28, 2005, the Board of Directors authorized and directed First Data Corporation (the "Company") to enter into Director Indemnification Agreements (each a "Director Indemnification Agreement") with each non-employee member of its Board of Directors (each an "Indemnitee") to clarify indemnification procedures. Consistent with the indemnification rights already provided to all directors of the Company in the Company's Second Amended and Restated Certificate of Incorporation, each Director Indemnification Agreement provides that the Company shall indemnify and hold harmless each Indemnitee to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors. Each Director Indemnification Agreement implements that obligation by providing that:

-An Indemnitee will be indemnified against all reasonable expenses if he or she appears as a witness in a proceeding as a result of his or her role and responsibilities for or on behalf of the Company.

-In determining an Indemnitee's entitlement to indemnification, the Indemnitee will be presumed entitled to indemnification, and the Company will have the burden of proving otherwise.

-An Indemnitee has a right to a de novo adjudication of any determination that the Indemnitee is not entitled to indemnification. In any such adjudication, the Indemnitee will keep the presumption of entitlement, and the Company will not be permitted to introduce in evidence the prior adverse determination.

-If a "change in control" occurs, the determination of the Indemnitee's entitlement to indemnification will be made by an independent counsel chosen by the Indemnitee.

-A determination of entitlement to indemnification will be deemed to have been made in favor of an Indemnitee if no determination has been made within 60 to 90 days after the final disposition of the relevant proceeding.

-The dismissal of a proceeding (with or without prejudice) will be deemed to be a successful result.

-The Company will pay all reasonable costs and expenses incurred by the Indemnitee in seeking to enforce a right against the Company for indemnification or advancement of expenses and in seeking to recover under a liability insurance policy, whether or not the Indemnitee is successful with respect to his or her claims. The Company will pay such costs and expenses within 20 days after receipt of a request for such payment.

-If it has been determined that an Indemnitee is entitled to indemnification, he or she shall be paid within 10 days of such determination.

-Advances for expenses will be made within 20 days after receipt of a request for such advances and are not dependent on the Indemnitee's ability to repay or his or her ultimate entitlement to indemnification.

-If an Indemnitee seeks a de novo adjudication of a determination that he or she is not entitled to indemnification, the Indemnitee will be required to repay advances only upon a decision of a court (or in certain circumstances, an arbitrator) not subject to further appeal or review.

-The Director Indemnification Agreement can only be amended with the consent of the Indemnitee and will survive the resignation, retirement or termination of the Indemnitee's directorship.

        Each Director Indemnification Agreement is identical in all material respects to the Form of Director Indemnification Agreement, attached as Exhibit 99.1 hereto, which is incorporated into this Current Report in its entirely.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)        Bernard L. Schwartz resigned as a director of the Company effective September 27, 2005.

(d)        On September 28, 2005 the Board of Directors of the Company elected Peter B. Ellwood to fill the vacancy on the Company's Board of Directors. At the time of this filing, the Board of Directors has not yet determined on which Board committees, if any, Mr. Ellwood will serve. A copy of the September 28, 2005 press release announcing the election of Mr. Ellwood is attached to this Current Report as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

(c)         The following is a list of the Exhibits furnished herewith.

Exhibit

Number          Description of Exhibit

99.1                Form of Director Indemnification Agreement.

99.2                Press Release issued by the Company on September 28, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

First Data Corporation

Date: September 30, 2005.	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.2	Press Release issued by the Company on September 28, 2005
EX-99.1	Form of Director Indemnification Agreement